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                                                                    EXHIBIT 23.7

October 18, 2007

Agria Corporation
Room 706, 7/F, Huantai Building, No. 12A
South Street Zhongguancun
Haidian District, Beijing 100081
People's Republic of China

Ladies and Gentlemen:

     Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as an independent director appointee of Agria Corporation (the "Company"), effective immediately upon the effectiveness of the Company's registration statement on Form F-1 originally filed by the Company on October 18, 2007 with the Securities and Exchange Commission.

                                         Sincerely yours,

                                         /s/ Shangzhong Xu
                                         ----------------------------------
                                         Shangzhong Xu